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                                                                    EXHIBIT 12.1


                       FIDELITY NATIONAL FINANCIAL, INC.

               Calculation of Ratios of Earnings to Fixed Charges
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
                                                                                                     Six months ended
                                                                Year ended December 31,                   June 30,
                                                   -----------------------------------------------   -----------------
                                                     1993      1994      1995     1996      1997      1997      1998
                                                   -------   -------   -------   -------   -------   -------   -------
                                                                         (Dollars in thousands)
Earnings:
  Pretax income from continuing operations         $53,754   $12,339   $ 9,460   $42,373   $78,852   $22,264   $79,035
  Fixed charges                                      2,587     8,594     9,239    10,936    11,654     5,879     6,451
                                                   -------   -------   -------   -------   -------   -------   -------
                                                   $56,341   $20,933   $18,699   $53,309   $90,506   $28,143   $85,486
                                                   =======   =======   =======   =======   =======   =======   =======
Fixed charges:
  Interest expense                                 $ 2,587   $ 3,893   $ 4,323   $ 5,641   $ 5,715   $ 3,124   $ 4,421
  Amortization of original issue discount
    and debt issuance costs                             --     4,701     4,916     5,295     5,939     2,755     2,030
                                                   -------   -------   -------   -------   -------   -------   -------
                                                   $ 2,587   $ 8,594   $ 9,239   $10,936   $11,654   $ 5,879   $ 6,451
                                                   =======   =======   =======   =======   =======   =======   =======

Ratio of Earnings to Fixed charges                    21.8       2.4       2.0       4.9       7.8       4.8      13.3
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